EXHIBIT 99.1

Issuer Direct Corp Re-names and Re-brands as ACCESS Newswire Inc.: A Bold Step Toward the Future of Communications

On January 27, 2025, Issuer Direct Corp becomes ACCESS Newswire Inc. and will begin trading under the new NYSE ticker symbol "ACCS"

Raleigh, N.C. / ACCESS Newswire / January 16, 2025 / Issuer Direct Corporation (NYSE American: ISDR)(the "Company" or "Issuer Direct") announced today that the Board of Directors has approved changing the Company's corporate name to ACCESS Newswire Inc.(the "Company" or "ACCESS Newswire”).

"The rebrand to ACCESS Newswire represents more than a name change; it's a commitment to creating a dynamic, all-encompassing investor relations and public relations customer experience," said Brian R. Balbirnie, Founder, Chairman, and CEO of Issuer Direct. "Since 2006, we have continued to progress our business and maximize the value provided to the thousands of customers over the years, but we recognized the need for a brand that reflects the next 20 years of our business.”

Since 2006, Issuer Direct has served the market as a corporate communications technology enabling business. Over this 19-year history, the Company has done a handful of accretive acquisitions relating to our communications business. This rebrand consolidates Issuer Direct’s offerings under a unified identity, reflecting the Company’s continued focus on transforming the public relations (PR) and investor relations (IR) landscape. Beginning today, the Company intends to operate its PR and IR business as ACCESS Newswire.

Balbirnie continued, “Our new name represents our commitment to delivering an innovative communication experience that meets the evolving needs of our customers. We are excited to focus our efforts on expanding our presence, impact and market and loving our customers more.”

At the heart of the rebrand is ACCESS Newswire’s first-in-industry subscription model, which we believe is a game-changing approach designed to disrupt traditional communications platforms. This model ensures customers can maximize the value of their press release distribution and media and investor engagement efforts with greater flexibility and transparency.

1

Key highlights of the rebrand include:

•	A unified brand identity that reflects a heightened focus on PR and IR solutions.
•

Expanded offerings designed to incorporate the traditional storytelling press release distribution process with a full suite of monitoring, targeting and outreach solutions tailored for both PR and IR.

•	A transparent subscription-based model that provides unparalleled value, flexibility, and customer-centric solutions.

Although the effective date of the name change to ACCESS Newswire Inc. will be January 27, 2025, the Company intends to operate under the new name beginning January 16, 2025. The Company has reserved with the NYSE American Exchange the ticker symbol "ACCS" for its common stock. The Company's CUSIP will remain unchanged, and its common stock is expected to begin trading on the NYSE American Exchange under the Company's new name and trading symbol effective as of market open on Monday, January 27, 2025. No action is required by existing stockholders with respect to the name and ticker symbol change.

The Company’s mission will remain steadfast: To reinvigorate and refresh the outlook on the world of communications by letting our customers inspire our thinking and innovation. With customer service at the forefront, the Company is poised to set new standards for success in 2025 and beyond.

For more information about the Company, ACCESS Newswire and its solutions, visit www.accessnewswire.com

About ACCESS Newswire

We are ACCESS Newswire, a globally trusted Public Relations (PR) and Investor Relations (IR) solutions provider. With a focus on innovation, customer service, and value-driven offerings, ACCESS Newswire empowers brands to connect with their audiences where it matters most. From startups and scale-ups to multi-billion-dollar global brands, we ensure your most important moments make an impact and resonate with your audiences. To learn more about ACCESS Newswire offers visit www.accessnewswire.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

2

For Further Information:

ACCESS Newswire

Brian R. Balbirnie

919-481-4000

brianb@accessnewswire.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

SOURCE: ACCESS Newswire

3